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                                                                   EXHIBIT 99.1

                               US UNWIRED, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of US Unwired Inc., a Louisiana corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint
           and           , and each of them, with full power to act alone, the
true and lawful attorneys-in- fact and proxies of the undersigned, with full powers of substitution, and hereby authorizes them and each of them to represent the undersigned at, and to vote all shares of Class A Common Stock and Class B Common Stock of the Company that the undersigned is entitled to vote at, the Special Meeting of Stockholders of the Company to be held on
      , 2002, at   :00   .m., on the 6th floor of the US Unwired Tower, 901
Lakeshore Drive, Lake Charles, Louisiana 70601, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the proposals set forth on the reverse hereof, as described more fully in the accompanying proxy statement/prospectus, and any other matters coming before said meeting.

   This proxy will be voted in the manner directed by the undersigned on the reverse. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE TWO PROPOSALS SET FORTH ON THE REVERSE. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                SEE BALLOT ON REVERSE. TO BE SIGNED ON REVERSE.

                          (Continued on reverse side)

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                          (Continued from other side)

                                  B A L L O T

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

   1. Approval of the issuance of up to    shares of common stock of the
Company pursuant to the Agreement and Plan of Merger, dated as of December 19, 2001, that pertains to the Company's acquisition of IWO Holding, Inc. through a merger.

[_] FOR    [_] AGAINST    [_] ABSTAIN

   2. Approval of amendments to the Articles of Incorporation of the Company as
set forth in Annex   to the proxy statement/prospectus.

[_] FOR    [_] AGAINST    [_] ABSTAIN

IMPORTANT--PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature(s)_____________________________      Date: ___________ , 2002